Registration No. 333-106086



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                   Kansas                           48-0457967
        (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)         Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                         SPRINT RETIREMENT SAVINGS PLAN
                                       AND
          SPRINT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 15,000,000 shares of FON Common Stock and 17,000,000 shares of PCS Common Stock issuable under the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees.

     On February 28, 2004, Sprint's board of directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date"). None of the 17,000,000 shares of PCS Common Stock were issued before the Conversion Date. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post- Effective Amendment No. 1 is to deregister the 17,000,000 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

 24. Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of May, 2004.

                                   SPRINT CORPORATION



                                   By /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint,  Vice President)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                 Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting Officer) )
                                                       )  May 4, 2004
                                                       )
DUBOSE AUSLEY*          Director                       )
                                                       )
                                                       )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
                                                       )
(Deborah A. Henretta)   Director                       )
                                                       )

                                                       )
I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       )
                                                       )
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )  May 4, 2004
                                                       )
GERALD L. STORCH*       Director                       )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to Power
     of Attorney filed with this Amendment
     to the Registration Statement No.
     333-106086.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of May, 2004.

                                SPRINT RETIREMENT SAVINGS PLAN




                                By:  /s/ E. J. Holland, Jr.
                                            E.J. Holland, Jr.
                                Employee Benefits Committee Co-Chairperson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of May, 2004.

                              SPRINT RETIREMENT SAVINGS PLAN FOR
                              BARGAINING UNIT EMPLOYEES




                              By:  /s/ E. J. Holland, Jr.
                                          E.J. Holland, Jr.
                              Employee Benefits Committee Co-Chairperson

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.